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                                                                  Exhibit 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan of our report dated February 22, 2001 relating to the financial statements of Vertex Pharmaceuticals Incorporated, which appears in Vertex Pharmaceuticals Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

Boston, Massachusetts
July 23, 2001